Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Corporate Income Fund--Insured Series--16

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-49031 of our opinion dated January 11, 1996 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 31, 1996